Knife River Corporation Reports Third Quarter Earnings
Achieved all-time quarterly records for revenue, net income and Adjusted EBITDA
Competitive EDGE initiatives drove strong margin improvement
Raised guidance for revenue and Adjusted EBITDA

BISMARCK, N.D. — November 6, 2023 — Knife River Corporation (NYSE: KNF), an aggregates-led, vertically integrated construction materials and contracting services company, today announced financial results for the third quarter ended September 30, 2023.

Third Quarter Financial Highlights

(In millions, except per share)	2023	2022	% Change
Revenue	$1,090.4	$975.4	12%
Gross profit	$269.4	$184.5	46%
Net income	$146.7	$99.7	47%

EBITDA	$241.4	$172.1	40%
EBITDA margin	22.1%	17.6%

Adjusted EBITDA	$247.5	$173.1	43%
Adjusted EBITDA margin	22.7%	17.8%

Net income per diluted share	$2.58	$1.76	47%
Note: EBITDA, Adjusted EBITDA, EBITDA margin and Adjusted EBITDA margin are non-GAAP financial measures. For more information on all non-GAAP measures and a reconciliation to the nearest GAAP measure, see the section entitled "Non-GAAP Financial Measures."

“We have achieved record financial results in consecutive quarters, driven in part by our 'Competitive EDGE' strategy and in part by the strong markets where we operate,” said Brian Gray, Knife River president and CEO. “Our third quarter 2023 revenue, net income, EBITDA and Adjusted EBITDA were better than any quarter in Knife River history.

“I would like to thank our entire Knife River team for their continued discipline in executing our EDGE plan to increase Adjusted EBITDA margins and deliver on our strategic goals,” Gray said. “A key part of that plan is optimizing our pricing to fully realize the value of our core products – aggregates, ready-mix concrete and asphalt – as well as our contracting services. Price increases outpaced costs for the quarter and positively contributed to our margins, as we made further progress toward our previously stated margin-expansion goals. On the contracting services side, we continued to be more selective by targeting higher-margin projects. This approach, combined with the timing of bid lettings in our states, has contributed to a lower backlog than third quarter 2022. However, the work in the backlog reflects improved margins and higher total profit than the prior year's backlog.

“We remain optimistic about the long-term strength of our markets, including the positive impact from local, state and federal funding,” Gray said. “As of August, nearly $80 billion in funding from the Infrastructure Investment and Jobs Act has been allocated to projects in states where Knife River operates. Additionally, states are also approving their own infrastructure spending, with Texas and Minnesota each recently announcing significant new funding for transportation infrastructure.

“Given our results for the first nine months of the year, we have raised and narrowed our guidance for revenue and Adjusted EBITDA,” Gray said. “We expect full year 2023 revenue in the range of $2.7 billion to $2.8 billion and Adjusted EBITDA in the range of $400 million to $430 million. We are committed to our EDGE plan, to improving margins, to providing industry-leading return on invested capital, and to upholding our ‘Life at Knife’ culture – being a great place to work and putting people first.”

Third Quarter Consolidated Company Results
Knife River reported third quarter consolidated revenue of $1,090.4 million, a 12% increase from the prior-year period, led by strong results in each region and double-digit price increases across all core product lines. EDGE-related price optimization and bidding strategies contributed to a 47% year-over-year increase in net income, to $146.7 million, and a 43% year-over-year increase in Adjusted EBITDA, to $247.5 million. Also contributing to the year-over-year improvement in quarterly results were historically high profits at our Energy Services business, as well as EDGE initiatives focused on enhancing productivity and operational excellence. Contracting services backlog was $732.2 million at improved margins and higher total profit relative to the same time last year. See the section entitled "Non-GAAP Financial Measures" for more information on all non-GAAP measures and a reconciliation to the nearest GAAP measure.

Financial and Operating Results by Reporting Segment
Pacific
Alaska, California, Hawaii	Three Months Ended			Nine Months Ended
	Sept. 30,			Sept. 30,
	2023	2022	% Change	2023	2022	% Change
	(In millions)
Revenue	$181.4	$152.4	19%	$391.4	$366.1	7%
Net income	$31.9	$19.0	67%	$39.8	$29.1	37%
EBITDA	$37.6	$24.6	53%	$56.5	$45.2	25%
EBITDA margin	20.7%	16.1%		14.4%	12.3%
Third quarter revenue improved $29.0 million year-over-year to $181.4 million, driven by increased volumes from previously delayed work, and rebounding market activity driving all product lines. The segment continues to benefit from higher realized prices across its markets. Contracting services revenue increased 12%, again largely related to the completion of work that had been delayed by weather earlier in the year. EBITDA improved $13.0 million year-over-year to $37.6 million, an all-time record, led by strong volumes at improved margins.

Northwest
Oregon, Washington	Three Months Ended			Nine Months Ended
	Sept. 30,			Sept. 30,
	2023	2022	% Change	2023	2022	% Change
	(In millions)
Revenue	$209.4	$204.7	2%	$504.2	$461.2	9%
Net income	$39.1	$34.6	13%	$74.3	$53.4	39%
EBITDA	$48.9	$43.8	12%	$102.7	$79.8	29%
EBITDA margin	23.3%	21.4%		20.4%	17.3%
Third quarter revenue improved $4.7 million year-over-year to $209.4 million, with strong product pricing more than offsetting lower volumes. EBITDA improved $5.1 million year-over-year and is an all-time record at $48.9 million, resulting from EDGE-related pricing initiatives across all product lines and increased sales of higher priced products. Contracting services backlog increased 51% year-over-year to a quarterly record of $227.4 million, notably from an impact road project secured in fourth quarter of 2022. Also in the quarter, the segment commissioned its new, state-of-the-art prestress manufacturing facility in Washington, which it expects will increase overall capacity and improve production efficiencies.

Mountain
Idaho, Montana, Wyoming	Three Months Ended			Nine Months Ended
	Sept. 30,			Sept. 30,
	2023	2022	% Change	2023	2022	% Change
	(In millions)
Revenue	$255.1	$204.1	25%	$491.5	$433.0	14%
Net income	$54.1	$33.8	60%	$67.9	$43.0	58%
EBITDA	$60.4	$39.6	53%	$86.5	$60.2	44%
EBITDA margin	23.7%	19.4%		17.6%	13.9%
Third quarter revenue improved $51.0 million year-over-year to $255.1 million, led by strong commercial, residential and public agency activity within the contracting services business. Volumes increased across all product lines and the segment benefited from improved product pricing. EBITDA improved $20.8 million year-over-year to an all-time record of $60.4 million. Contracting services revenue increased 29% and the segment realized higher margins, benefiting from sustained market strength.

North Central
Iowa, Minnesota, North Dakota, South Dakota	Three Months Ended			Nine Months Ended
	Sept. 30,			Sept. 30,
	2023	2022	% Change	2023	2022	% Change
	(In millions)
Revenue	$305.1	$294.3	4%	$513.7	$484.4	6%
Net income	$64.4	$52.5	23%	$53.5	$32.5	65%
EBITDA	$70.5	$58.6	20%	$71.4	$50.4	42%
EBITDA margin	23.1%	19.9%		13.9%	10.4%
Third quarter revenue improved $10.8 million year-over-year to $305.1 million. Strong price increases across all product lines more than offset volume declines. EBITDA improved $11.9 million year-over-year to an all-time record of $70.5 million. Strong execution and the implementation of new bidding strategies to target higher-margin work has begun to lift margins toward EDGE-related goals. Contracting services revenues and gross margins were also positively impacted by improved bid margins across the region and job productivity gains.

All Other and intersegment eliminations
Iowa, Nebraska, South Dakota, Texas, Wyoming, Corporate	Three Months Ended			Nine Months Ended
	Sept. 30,			Sept. 30,
	2023	2022	% Change	2023	2022	% Change
	(In millions)
Revenue	$139.4	$119.9	16%	$282.7	$252.5	12%
Net loss	$(42.8)	$(40.2)	6%	$(73.3)	$(59.8)	23%
EBITDA	$24.0	$5.5	336%	$35.3	$5.6	533%
EBITDA margin	17.2%	4.6%		12.5%	2.2%
Third quarter revenue improved $19.5 million year-over-year to $139.4 million, as a result of historically strong market conditions at the Energy Services business as well as improved materials market conditions in the South Region. With the Honey Creek Quarry in Texas becoming fully operational in the second quarter, this quarter the plant realized higher volumes and lower production costs. EBITDA for All Other improved $18.5 million year-over-year to $24.0 million. For the quarter, one-time costs associated with the separation from MDU Resources Group, Inc., totaled $4.0 million; net recurring costs incurred by corporate services were approximately $3.5 million.

Liquidity and Capital Allocation
As of September 30, 2023, Knife River had $84.0 million of cash and cash equivalents, and $698.7 million of gross debt. The company had no borrowings outstanding under its $350.0 million revolving credit facility as of September 30, 2023, having paid down the balance during the third quarter. Net leverage was 1.4x. Knife River remains committed to the stated long-term annualized goal of approximately 2.5x net leverage.
Knife River has spent approximately $75.3 million of the planned $125 million of capital projects for 2023, with the majority allocated to maintenance projects. Future acquisitions are not included in this amount and would be incremental to the capital program. The company remains focused on its EDGE strategy, including a disciplined capital allocation plan.

Guidance
For the full year 2023, Knife River is raising and narrowing its guidance ranges on revenue, EBITDA and Adjusted EBITDA as a result of pricing momentum, cost controls, and positive impacts from EDGE initiatives.
•Revenues in the range of $2.7 billion to $2.8 billion.
•EBITDA in the range of $388 million to $418 million.
•Adjusted EBITDA in the range of $400 million to $430 million.
•Capital expenditures of approximately $125 million.*
*Future acquisitions are not included in this amount and would be incremental to the capital program.

Conference Call
Knife River will host a conference call at 10 a.m. EDT on November 6, 2023, to discuss third quarter results and answer questions. The event will be webcast at https://events.q4inc.com/attendee/986161993. To participate in the live call:
•Domestic: 1-888-575-5163
•International: 1-416-764-8620
Conference ID: 45042298

About Knife River Corporation
Knife River Corporation, a member of the S&P MidCap 400 index, mines aggregates and markets crushed stone, sand, gravel and related construction materials, including ready-mix concrete, asphalt and other value-added products. Knife River also performs vertically integrated contracting services, specializing in publicly funded DOT projects and private projects across the industrial, commercial and residential space. For more information about the company, visit www.kniferiver.com.
Media Contact: Tony Spilde, Senior Director of Communications, 541-693-5949
Financial Contact: Zane Karimi, Director of Investor Relations, 503-944-3508

Forward-Looking Statements
The information in this news release highlights the key growth strategies, projections and certain assumptions for the company and its subsidiaries. Many of these highlighted statements and other statements not historical in nature are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Although the company believes that its expectations are based on reasonable assumptions, there is no assurance the company’s projections or estimates for growth, shareholder value creation and financial guidance or other proposed strategies will be achieved. Please refer to assumptions contained in this news release, as well as the various important factors listed in Part I, Item 1A - Risk Factors in the company's registration statement on Form 10 and subsequent filings with the Securities and Exchange Commission.
Changes in such assumptions and factors could cause actual future results to differ materially from growth and financial guidance. All forward-looking statements in this news release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, the company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.
Throughout this news release, the company presents financial information prepared in accordance with GAAP, as well as EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin and net leverage, including those measures by segment, which are considered non-GAAP financial measures. The use of these non-GAAP financial measures should not be construed as alternatives to net income or net income margin. The company believes the use of these non-GAAP financial measures are beneficial in evaluating the company's operating performance. Please refer to the "Non-GAAP Financial Measures" section contained in this document for additional information.

Knife River Corporation
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(In millions, except per share amounts)
Revenue:
Construction materials	$553.1	$483.2	$1,177.7	$1,060.0
Contracting services	537.3	492.2	1,005.8	937.2
Total revenue	1,090.4	975.4	2,183.5	1,997.2
Cost of revenue:
Construction materials	346.3	340.6	856.6	847.0
Contracting services	474.7	450.3	900.4	861.3
Total cost of revenue	821.0	790.9	1,757.0	1,708.3
Gross profit	269.4	184.5	426.5	288.9
Selling, general and administrative expenses	59.2	41.6	167.3	130.2
Operating income	210.2	142.9	259.2	158.7
Interest expense	15.3	8.8	44.0	21.5
Other income (expense)	—	(1.3)	3.3	(6.1)
Income before income taxes	194.9	132.8	218.5	131.1
Income tax expense	48.2	33.1	56.3	32.9
Net income	$146.7	$99.7	$162.2	$98.2

Earnings per share:
Basic	$2.59	$1.76	$2.87	$1.74
Diluted	$2.58	$1.76	$2.86	$1.74
Weighted average common shares outstanding:
Basic	56.6	56.6	56.6	56.6
Diluted	56.7	56.6	56.6	56.6

Knife River Corporation
Consolidated Balance Sheets
(Unaudited)
	September 30, 2023	December 31, 2022
Assets	(In millions, except shares and per share amounts)
Current assets:
Cash, cash equivalents and restricted cash	$116.2	$10.1
Receivables, net	491.9	210.2
Costs and estimated earnings in excess of billings on uncompleted contracts	50.5	31.1
Due from related-party	—	16.1
Inventories	314.7	323.3
Prepayments and other current assets	38.1	17.8
Total current assets	1,011.4	608.6
Noncurrent assets:
Property, plant and equipment	2,547.6	2,489.4
Less accumulated depreciation, depletion and amortization	1,248.1	1,174.2
Net property, plant and equipment	1,299.5	1,315.2
Goodwill	274.5	274.5
Other intangible assets, net	11.5	13.4
Operating lease right-of-use assets	44.3	45.9
Investments and other	39.7	36.7
Total noncurrent assets	1,669.5	1,685.7
Total assets	$2,680.9	$2,294.3
Liabilities and Stockholders' Equity
Current liabilities:
Long-term debt - current portion	$7.1	$.2
Related-party notes payable - current portion	—	238.0
Accounts payable	149.0	87.4
Billings in excess of costs and estimated earnings on uncompleted contracts	58.8	39.8
Taxes payable	53.3	8.5
Accrued compensation	37.9	29.2
Due to related-party	—	20.3
Current operating lease liabilities	13.7	13.2
Other accrued liabilities	105.2	80.3
Total current liabilities	425.0	516.9
Noncurrent liabilities:
Long-term debt	675.6	.4
Related-party notes payable	—	446.4
Deferred income taxes	174.0	175.8
Noncurrent operating lease liabilities	30.6	32.7
Other	132.7	93.5
Total liabilities	1,437.9	1,265.7
Commitments and contingencies
Stockholders' equity:
Common stock, 300,000,000 shares authorized, $0.01 par value, 56,997,350 shares issued and 56,566,214 shares outstanding at September 30, 2023; 80,000 shares authorized, issued and outstanding, $10 par value at December 31, 2022
	.6	.8
Other paid-in capital	613.0	549.1
Retained earnings	645.2	494.7
MDU Resources common stock held by subsidiary at cost - 538,921 shares at December 31, 2022	—	(3.6)
Treasury stock held at cost - 431,136 shares	(3.6)	—
Accumulated other comprehensive loss	(12.2)	(12.4)
Total stockholders' equity	1,243.0	1,028.6
Total liabilities and stockholders' equity	$2,680.9	$2,294.3

Knife River Corporation
Consolidated Statements of Cash Flows
(Unaudited)
	Nine Months Ended
	September 30,
	2023	2022
	(In millions)
Operating activities:
Net income	$162.2	$98.2
Adjustments to reconcile net income to net cash provided by operating activities:	93.0	95.0
Changes in current assets and liabilities, net of acquisitions:
Receivables	(302.5)	(239.6)
Due from related-party	16.1	1.3
Inventories	8.6	(18.6)
Other current assets	(20.2)	.8
Accounts payable	91.6	69.6
Due to related-party	(7.3)	9.8
Other current liabilities	78.0	21.8
Pension and postretirement benefit plan contributions	(1.6)	(.3)
Other noncurrent changes	35.0	1.4
Net cash provided by operating activities	$152.9	$39.4
Investing activities:
Capital expenditures	(86.4)	(121.8)
Acquisitions, net of cash acquired	—	.4
Net proceeds from sale or disposition of property and other	5.2	5.7
Investments	(1.7)	(2.2)
Net cash used in investing activities	$(82.9)	$(117.9)
Financing activities:
Issuance of current related-party notes, net	—	100.0
Issuance of long-term related-party notes, net	205.3	26.9
Issuance of long-term debt	700.0	—
Repayment of long-term debt	(1.9)	(.2)
Debt issuance costs	(16.7)	(.7)
Net transfers to Centennial Energy Holdings Inc.	(850.6)	(42.3)
Net cash provided by financing activities	$36.1	$83.7
Increase in cash, cash equivalents and restricted cash	106.1	5.2
Cash, cash equivalents and restricted cash -- beginning of year	10.1	13.8
Cash, cash equivalents and restricted cash -- end of period	$116.2	$19.0

Segment Financial Data and Highlights (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2023		2022		2023		2022
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
	(Dollars in millions)
Revenues by operating segment:
Pacific	$181.4		$152.4		$391.4		$366.1
Northwest	209.4		204.7		504.2		461.2
Mountain	255.1		204.1		491.5		433.0
North Central	305.1		294.3		513.7		484.4
All Other and internal sales	139.4		119.9		282.7		252.5
Total revenues	$1,090.4		$975.4		$2,183.5		$1,997.2

Gross profit by operating segment:
Pacific	$42.8	23.6%	$27.4	18.0%	$71.7	18.3%	$54.0	14.7%
Northwest	50.6	24.1%	44.1	21.5%	109.3	21.7%	82.4	17.9%
Mountain	60.7	23.8%	40.9	20.0%	89.3	18.2%	64.6	14.9%
North Central	74.5	24.4%	58.9	20.0%	82.8	16.1%	55.7	11.5%
All Other	40.8	29.3%	13.2	11.0%	73.4	25.9%	32.2	12.7%
Total gross profit	$269.4	24.7%	$184.5	18.9%	$426.5	19.5%	$288.9	14.5%

EBITDA*:
Pacific	$37.6	20.7%	$24.6	16.1%	$56.5	14.4%	$45.2	12.3%
Northwest	48.9	23.3%	43.8	21.4%	102.7	20.4%	79.8	17.3%
Mountain	60.4	23.7%	39.6	19.4%	86.5	17.6%	60.2	13.9%
North Central	70.5	23.1%	58.6	19.9%	71.4	13.9%	50.4	10.4%
All Other	24.0	17.2%	5.5	4.6%	35.3	12.5%	5.6	2.2%
Total EBITDA*	$241.4	22.1%	$172.1	17.6%	$352.4	16.1%	$241.2	12.1%
*EBITDA, Segment EBITDA, and EBITDA margin are non-GAAP financial measures. For more information and a reconciliation to the nearest GAAP measure, see the section entitled "Non-GAAP Financial Measures."

The following table summarizes backlog for the company.

	September 30, 2023	September 30, 2022
	(In millions)
Pacific	$69.8	$79.1
Northwest	227.4	150.6
Mountain	251.1	310.9
North Central	109.3	181.1
All Other	74.6	82.0
	$732.2	$803.7
Margins on backlog at September 30, 2023, are expected to be higher than the margins on backlog at September 30, 2022. Approximately 83% of the company's contracting services backlog relates to publicly funded projects, including street and highway construction projects. Period over period increases or decreases cannot be used as an indicator of future revenues or earnings.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Sales (thousands):
Aggregates (tons)	12,022	12,399	26,071	26,891
Ready-mix concrete (cubic yards)	1,271	1,306	2,944	3,179
Asphalt (tons)	3,349	3,550	5,441	5,968

Average selling price:*
Aggregates (per ton)	$16.10	$13.86	$16.24	$14.35
Ready-mix concrete (per cubic yard)	$169.98	$152.34	$169.02	$149.59
Asphalt (per ton)	$66.51	$57.91	$66.41	$57.85
*The average selling price includes freight and delivery and other revenues.

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2023		2022		2023		2022
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
	(Dollars in millions)
Revenues by product line:
Aggregates	$193.6		$171.8		$423.5		$385.8
Ready-mix concrete	216.0		198.9		497.7		475.5
Asphalt	222.8		205.6		361.3		345.2
Other*	214.1		166.7		395.9		328.5
Contracting services	537.3		492.2		1,005.8		937.2
Internal sales	(293.4)		(259.8)		(500.7)		(475.0)
Total revenues	$1,090.4		$975.4		$2,183.5		$1,997.2

Gross profit by product line:
Aggregates	$51.8	26.7%	$32.7	19.1%	$90.6	21.4%	$62.8	16.3%
Ready-mix concrete	37.7	17.4%	34.4	17.3%	74.5	15.0%	67.0	14.1%
Asphalt	39.4	17.7%	29.2	14.2%	49.7	13.8%	35.4	10.3%
Other*	77.9	36.4%	46.3	27.8%	106.3	26.9%	47.8	14.6%
Contracting services	62.6	11.7%	41.9	8.5%	105.4	10.5%	75.9	8.1%
Total gross profit	$269.4	24.7%	$184.5	18.9%	$426.5	19.5%	$288.9	14.5%
*Other includes cement, liquid asphalt, merchandise, fabric and spreading, and other products and services that individually are not considered to be a core line of business.

Non-GAAP Financial Measures
EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA Margin and net leverage, including those measures by segment, are considered non-GAAP financial measures and are most directly comparable to the corresponding GAAP measures of net income, net income margin, gross profit and gross margin. Knife River believes these non-GAAP financial measures, in addition to corresponding GAAP measures, are useful to investors by providing meaningful information about operational efficiency compared to its peers by excluding the impacts of differences in tax jurisdictions and structures, debt levels and capital investment. Management believes Adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of the company's operating performance by excluding stock-based compensation and unrealized gains and losses on benefit plan investments as they are considered non-cash and not part of the company's core operations. The company also excludes the one-time, non-recurring costs associated with the separation of Knife River from MDU Resources as those are not expected to continue. Rating agencies and investors also use EBITDA and Adjusted EBITDA to calculate Knife River’s leverage as a multiple of EBITDA and Adjusted EBITDA. Additionally, EBITDA and Adjusted EBITDA are important financial metrics for debt investors who utilize debt to EBITDA and debt to Adjusted EBITDA ratios. Management believes EBITDA and EBITDA margin, including those measures by segment, are useful performance measures because they provide clarity as to the operational results of the company. Management believes net leverage is a useful performance measure because it provides a measure of how long it would take the company to pay back its debt if net debt and Adjusted EBITDA were constant. It also allows management to assess the borrowing capacity and optimal leverage ratio of the company. Knife River’s management uses these non-GAAP financial measures in conjunction with GAAP results when evaluating its operating results internally and calculating employee incentive compensation, and leverage as a multiple of EBITDA and Adjusted EBITDA to determine the appropriate method of funding operations of the company.
EBITDA is calculated by adding back income taxes, interest expense (net of interest income) and depreciation, depletion and amortization expense to net income. EBITDA margin is calculated by dividing EBITDA by revenues. Adjusted EBITDA is calculated by adding back unrealized gains and losses on benefit plan investments, stock-based compensation and one-time separation costs, to EBITDA. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by revenues. Net debt is calculated by adding unamortized debt issuance costs to the net debt balance presented on the balance sheet, less any unrestricted cash. Net leverage is calculated by dividing the net debt by the trailing-twelve-month Adjusted EBITDA. These non-GAAP financial measures are calculated the same for both the segment and consolidated metrics and should not be considered as alternatives to, or more meaningful than, GAAP financial measures such as net income or net income margin and are intended to be helpful supplemental financial measures for investors’ understanding of Knife River’s operating performance. Knife River’s non-GAAP financial measures are not standardized; therefore, it may not be possible to compare these financial measures with other companies’ EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA Margin measures having the same or similar names.
The following information reconciles segment and consolidated net income to EBITDA and EBITDA to Adjusted EBITDA and provides the calculation of EBITDA margin and Adjusted EBITDA margin.

Three Months Ended September 30, 2023	Pacific	Northwest	Mountain	North Central	All Other and Intersegment Eliminations	Consolidated
	(In millions)
Net income (loss)	$31.9	$39.1	$54.1	$64.4	$(42.8)	$146.7
Depreciation, depletion and amortization	5.7	9.8	6.3	6.1	3.9	31.8
Interest expense, net	—	—	—	—	14.7	14.7
Income taxes	—	—	—	—	48.2	48.2
EBITDA	$37.6	$48.9	$60.4	$70.5	$24.0	$241.4
Unrealized (gains) losses on benefit plan investments					.6	.6
Stock-based compensation expense					1.5	1.5
One-time separation costs					4.0	4.0
Adjusted EBITDA					$30.1	$247.5

Revenue	$181.4	$209.4	$255.1	$305.1	$139.4	$1,090.4
Net Income Margin	17.6%	18.7%	21.2%	21.1%	(30.7)%	13.4%
EBITDA Margin	20.7%	23.3%	23.7%	23.1%	17.2%	22.1%
Adjusted EBITDA Margin					21.6%	22.7%

Three Months Ended September 30, 2022	Pacific	Northwest	Mountain	North Central	All Other and Intersegment Eliminations	Consolidated
	(In millions)
Net income (loss)	$19.0	$34.6	$33.8	$52.5	$(40.2)	$99.7
Depreciation, depletion and amortization	5.6	9.2	5.8	6.1	3.8	30.5
Interest expense, net	—	—	—	—	8.8	8.8
Income taxes	—	—	—	—	33.1	33.1
EBITDA	$24.6	$43.8	$39.6	$58.6	$5.5	$172.1
Unrealized (gains) losses on benefit plan investments					.8	.8
Stock-based compensation expense					.2	.2
Adjusted EBITDA					$6.5	$173.1

Revenue	$152.4	$204.7	$204.1	$294.3	$119.9	$975.4
Net Income Margin	12.5%	16.9%	16.6%	17.8%	(33.5)%	10.2%
EBITDA Margin	16.1%	21.4%	19.4%	19.9%	4.6%	17.6%
Adjusted EBITDA Margin					5.5%	17.8%

Nine Months Ended September 30, 2023	Pacific	Northwest	Mountain	North Central	All Other and Intersegment Eliminations	Consolidated
	(In millions)
Net income (loss)	$39.8	$74.3	$67.9	$53.5	$(73.3)	$162.2
Depreciation, depletion and amortization	16.7	28.4	18.5	17.9	11.0	92.5
Interest expense, net	—	—	.1	—	41.3	41.4
Income taxes	—	—	—	—	56.3	56.3
EBITDA	$56.5	$102.7	$86.5	$71.4	$35.3	$352.4
Unrealized (gains) losses on benefit plan investments					(1.1)	(1.1)
Stock-based compensation expense					2.3	2.3
One-time separation costs					6.4	6.4
Adjusted EBITDA					$42.9	$360.0

Revenue	$391.4	$504.2	$491.5	$513.7	$282.7	$2,183.5
Net Income Margin	10.2%	14.7%	13.8%	10.4%	(25.9)%	7.4%
EBITDA Margin	14.4%	20.4%	17.6%	13.9%	12.5%	16.1%
Adjusted EBITDA Margin					15.2%	16.5%

Nine Months Ended September 30, 2022	Pacific	Northwest	Mountain	North Central	All Other and Intersegment Eliminations	Consolidated
	(In millions)
Net income (loss)	$29.1	$53.4	$43.0	$32.5	$(59.8)	$98.2
Depreciation, depletion and amortization	16.1	26.4	17.1	17.9	11.1	88.6
Interest expense, net	—	—	.1	—	21.4	21.5
Income taxes	—	—	—	—	32.9	32.9
EBITDA	$45.2	$79.8	$60.2	$50.4	$5.6	$241.2
Unrealized (gains) losses on benefit plan investments					4.8	4.8
Stock-based compensation expense					1.6	1.6
Adjusted EBITDA					$12.0	$247.6

Revenue	$366.1	$461.2	$433.0	$484.4	$252.5	$1,997.2
Net Income Margin	8.0%	11.6%	9.9%	6.7%	(23.7)%	4.9%
EBITDA Margin	12.3%	17.3%	13.9%	10.4%	2.2%	12.1%
Adjusted EBITDA Margin					4.7%	12.4%

The following tables provide the reconciliation to trailing-twelve-month EBITDA and Adjusted EBITDA as of September 30, 2023, as well as the net leverage calculation of net debt to trailing-twelve-month Adjusted EBITDA.

	Twelve Months Ended September 30, 2023	Nine Months Ended September 30, 2023	Twelve Months Ended December 31, 2022	Nine Months Ended September 30, 2022
	(In millions)
Net income	$180.2	$162.2	$116.2	$98.2
Depreciation, depletion and amortization	121.7	92.5	117.8	88.6
Interest expense, net	50.0	41.4	30.1	21.5
Income taxes	66.0	56.3	42.6	32.9
EBITDA	$417.9	$352.4	$306.7	$241.2
Unrealized (gains) losses on benefit plan investments	(1.9)	(1.1)	4.0	4.8
Stock-based compensation expense	3.4	2.3	2.7	1.6
One-time separation costs	6.4	6.4	—	—
Adjusted EBITDA	$425.8	$360.0	$313.4	$247.6

	Twelve Months Ended September 30, 2023
	(In millions)
Long-term debt	$675.6
Long-term debt - current portion	7.1
Total debt	682.7
Add: Unamortized debt issuance costs	16.0
Total debt, gross	698.7
Less: Cash and cash equivalents, excluding restricted cash	84.0
Total debt, net	$614.7
Trailing twelve months ended September 30, 2023, Adjusted EBITDA	$425.8

Net leverage	1.4	x

The following table provides a reconciliation of consolidated GAAP net income to EBITDA and Adjusted EBITDA for forecasted results.

	2023
	Low	High
	(In millions)
Net income	$160.0	$180.0
Adjustments:
Interest expense	55.0	55.0
Income taxes	53.0	63.0
Depreciation, depletion and amortization	120.0	120.0
EBITDA	$388.0	$418.0
Unrealized (gains) losses on benefit plan investments	(1.1)	(1.1)
Stock-based compensation expense	3.5	3.5
One-time separation costs	9.6	9.6
Adjusted EBITDA	$400.0	$430.0